CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and to the incorporation by reference of our report dated May 22, 2008 on the financial statements and financial highlights of the PathMaster Domestic Equity Fund of the Northern Lights Fund Trust, in Post-Effective Amendment Number 54 to the Registration Statement (Form N-1A, No. 333-122917), included in the Annual Report to Shareholders for the fiscal year ended March 31, 2008, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Columbus, Ohio

July 29, 2008